CERTIFICATE OF INCORPORATION

OF

TERAPHYSICS CORPORATION

The undersigned, desiring to form a corporation for profit under the General Corporation Law of Delaware (“Delaware General Corporation Law”), does hereby certify:

FIRST.

The name of the Corporation is “Teraphysics Corporation”.

SECOND.

The Corporation’s registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle.  The name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

THIRD.

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH.

The Corporation is authorized to issue one class of stock to be designated as “Common Stock.”  The total number of shares of capital stock that the Corporation shall have authority to issue is Fifty Million (50,000,000) shares of Common Stock, par value $0.0001 per share.

FIFTH.

The name and mailing address of the incorporator is as follows:

Louis S. Fisi

c/o Genvac Holdings, Ltd.

101 Alpha Park

Cleveland, OH  44143

SIXTH.

The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

SEVENTH.

A.

Validity of Agreements.  No contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) between the Corporation and any Related Entity (as defined below) or between the Corporation and one or more of the directors, managers, officers or other persons of similar authority of the Corporation or any Related Entity shall be void or voidable solely for the reason that any Related Entity or any one or more of the directors, managers, officers or persons of similar authority of the Corporation or any Related Entity are parties thereto, or solely because such directors, managers, officers or other such persons are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract, agreement, arrangement, transaction, amendment, modification or termination or solely because his or their votes are counted for such purpose, but any such contract, agreement, arrangement or transaction (or any amendment, modification of termination thereof) shall be governed by the provisions of this Certificate of Incorporation, the Corporation’s by-laws, Delaware Law and other applicable law.  For purposes of this Article SEVENTH, (i) the term “Related Entity” means one or more directors of this Corporation, or one or more corporations, limited liability companies, partnerships, associations

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or other organizations in which one or more of its directors have a direct or indirect financial interest, and (ii) the term “Corporation” shall mean the Corporation and all corporations, limited liability companies, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power or similar voting interests.

B.

Dual Directorships.  Directors of the Corporation who are also directors, managers or officers of any Related Entity, or hold any other similar position of authority with respect to any Related Entity, may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes or approves any such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof).  Outstanding shares of Common Stock owned by any Related Entity may be counted in determining the presence of a quorum at a meeting of stockholders that authorizes or approves any such contract, agreement, arrangement or transaction (or amendment, modification of termination thereof).

C.

Good Faith Activity.  No officer, manager or director or other person of similar authority of any Related Entity shall be liable to the Corporation or its stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of the Corporation or the derivation of any improper personal benefit by reason of the fact that an officer, manager, director or other person of similar authority of such Related Entity in good faith takes any action or exercises any rights or gives or withholds any consent in connection with any agreement or contract between any Related Entity and the Corporation.  No vote cast or other action taken by any person who is an officer, manager, director or other person of similar authority of such Related Entity, which vote is cast or action is taken by such person in his capacity as a director of the Corporation, shall constitute an action of or the exercise of a right by or a consent of such Related Entity for the purpose of any such agreement or contract.

D.

Notice and Waiver.  Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of, to understand the ramifications of, to have consented to the provisions of, and, to the fullest extent permitted by Delaware Law, to have waived his right to contest this Article SEVENTH.

E.

Alter Ego.  For purposes of this Article SEVENTH, any contract, agreement, arrangement or transaction with any corporation, limited liability company, partnership, joint venture, association or other entity in which the Corporation beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power or similar voting interests, or with any officer or director thereof, shall be deemed to be a contract, agreement, arrangement or transaction with the Corporation.

F.

Effectiveness.  Neither the alteration, amendment, change or repeal of any provision of this Article SEVENTH nor the adoption of any provision inconsistent with any provision of this Article SEVENTH shall eliminate or reduce the effect of this Article SEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article SEVENTH, would accrue or arise, prior to such alteration, amendment, change, repeal or adoption.

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EIGHTH.

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.  If the Delaware General Corporation Law is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH.

The Corporation shall not be governed by the provisions of Section 203 of the Delaware General Corporation Law, as said Section may be amended from time to time.

TENTH.

Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide.  The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.  Elections of directors need not be by ballot, unless the by-laws of the Corporation shall so provide.

ELEVENTH.

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TWELFTH.  The Board of Directors reserves the right to amend, alter, change or approve the Corporation’s Bylaws in the manner now or hereafter proscribed by statute.

THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this     day of November, 2005.

/s/ Louis S. Fisi

Louis S. Fisi

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